CAREY FINANCIAL, LLC AMENDED AND RESTATED DEALER MANAGER AGREEMENT July 17, 2015 Carey Financial, LLC 50 Rockefeller Plaza New York, New York 10020 RE: CAREY CREDIT INCOME FUND Ladies and Gentlemen: Carey Credit Income Fund (the “Master Fund”), a Delaware statutory trust, is a specialty finance company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Master Fund also intends to qualify annually, beginning with its first taxable year, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Master Fund will serve as the investment vehicle for Carey Credit Income Fund 2016 T, which is sometimes referred to in this Agreement as “CCIF 2016 T.” CCIF 2016 T also intends to qualify as a BDC and RIC and has been formed as a Delaware statutory trust which will invest substantially all of its equity capital in the common shares of the Master Fund. Other investment funds also will be created from time to time to qualify as BDCs and RICs that will have the same investment objectives as CCIF 2016 T and will invest substantially all of their equity capital in the shares of the Master Fund. CCIF 2016 T and these additional funds are sometimes referred to in this Agreement in the singular as a “Feeder Fund” or collectively as the “Feeder Funds,” and, together with the Master Fund, the “Funds.” The additional Feeder Funds will generally offer their common shares on the same basis as CCIF 2016 T, and the common shares offered by CCIF 2016 T and the additional Feeder Funds are sometimes referred to in this Agreement in the singular as a “Share” and in the aggregate as the “Shares.” This Agreement is intended to cover the offer and sale of Shares by CCIF 2016 T and each additional Feeder Fund, set forth on Schedule A attached hereto as it may be amended from time to time. CCIF 2016 T and each additional Feeder Fund will offer Shares upon the terms and subject to the conditions set forth in their respective Prospectuses (as defined below). While the Master Fund will be continuously offered and have an infinite life, CCIF 2016 T and each additional Feeder Fund will have a fixed offering period of approximately one year and a finite term as set forth in its Prospectus. Upon the terms and subject to the conditions contained in this Amended and Restated Dealer Manager Agreement (this “Agreement”), the Master Fund hereby appoints Carey Financial, LLC, a Delaware limited liability company (the “Dealer Manager”), to act on a best efforts basis as the exclusive dealer manager for the public offering of Shares in CCIF 2016 T and the additional Feeder Funds, and the Dealer Manager agrees to accept such appointment. 1. Representations and Warranties of the Master and Feeder Funds. The Master Fund and each Feeder Fund, as applicable and solely with respect to such Fund, hereby represents, warrants and agrees during the term of this Agreement as follows: (a) Registration Statement and Prospectus. Each Feeder Fund has prepared and filed, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 for the registration of its Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”). The registration statement and the prospectus contained therein, as declared effective by the Commission (the “Effective Date”), and as may be supplemented from time to time, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that:

(i) if a Feeder Fund files a post-effective amendment to such Registration Statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the Commission, refer to such Registration Statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, as may be supplemented from time to time; and (ii) if the prospectus filed by a Feeder Fund pursuant to Rule 497(c) of the Securities Act Rules and Regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to Rule 497(c), as the case may be, from and after the date on which it shall have been filed. The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement. As used herein, the terms “Registration Statement,” “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. (iii) With respect solely to a Feeder Fund’s distribution reinvestment plan (“DRIP”), if a separate prospectus is filed and becomes effective (a “DRIP Prospectus”), the term “Prospectus” shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus. As used herein, the term “Effective Date” also shall refer to the effective date of each post- effective amendment to a Feeder Fund’s Registration Statement, unless the context otherwise requires. Upon the execution of a Selected Dealer Agreement by a Selected Dealer and thereafter, from time to time, the Dealer Manager will provide written notice to each Selected Dealer of the Effective Date of CCIF 2016 T and each additional Feeder Fund. (b) Compliance With the Securities Act. During the term of this Agreement: (i) each Feeder Fund’s Registration Statement, Prospectus and any amendments or supplements thereto have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”); (ii) each Feeder Fund’s Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and its Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1(b) will not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that are based upon written information furnished to the Master Fund or the Feeder Fund by the Dealer Manager expressly for use in the Registration Statement or Prospectus; and (iii) the documents incorporated or deemed to be incorporated by reference in each Feeder Fund’s Prospectus, at the time they are hereafter filed with the Commission, will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, and, when read together with the other information in the Feeder Fund’s Prospectus, at the time the Registration Statement became effective and as of the applicable Effective Date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. (c) Securities Matters. There has not been: (i) any request by the Commission for any further amendment to any Feeder Fund’s Registration Statement or the Prospectus or for any additional information; (ii) any issuance by the Commission of any stop order suspending the effectiveness of any Feeder Fund’s Registration Statement or any initiation or, to the knowledge of the Master Fund, any threat of any proceeding for that purpose; or (iii) any notification with respect to the suspension of the qualification of any Feeder Fund’s Shares for sale in any jurisdiction or any initiation or, to the knowledge of the Master Fund, any threat of any proceeding for such purpose. Each Feeder Fund is or will be in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the offering and the sale of its Shares. (d) Feeder Funds’ Status and Good Standing. Each Feeder Fund is, or will be, a statutory trust duly organized and validly existing under the laws of the State of Delaware that is in good standing with the Delaware Division of Revenue, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. (e) Authorization of Agreement. This Agreement is duly and validly authorized, executed and delivered by or on behalf of each of the Master Fund, CCIF 2016 T and each additional Feeder Fund and constitutes a valid and binding agreement of each of the Master Fund, CCIF 2016 T and each additional Feeder Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws. (f) Absence of Conflict or Default. The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) a Feeder Fund’s, the Master Fund’s or any of its subsidiaries’ certificate of trust or other organizational documents, as the case may be; (ii) any voting trust agreement, note, lease or other agreement or instrument to which a Feeder Fund or the Master Fund or any of its subsidiaries is a party or by which they or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, an MAE (as defined below in this Section 1(f)); or

(iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over a Feeder Fund or the Master Fund, any of its subsidiaries or any of their properties. No consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement or for the consummation by a Feeder Fund or the Master Fund of any of the transactions contemplated hereby (except as have been or will be obtained under the Securities Act, and the Exchange Act, or from the Financial Industry Regulatory Authority (“FINRA”) or as may be required under applicable state securities or “Blue Sky” laws in connection with the offer and sale of the Shares or under the laws of states in which the Feeder Funds or the Master Fund may transact business or as may be required by subsequent events which may occur). As used in this Agreement, “MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business affairs or business prospects of a Feeder Fund or the Master Fund and its subsidiaries, or (B) the ability of a Feeder Fund or the Master Fund to perform its obligations under this Agreement or the validity or enforceability of this Agreement. (g) Actions or Proceedings. As of the initial Effective Date of the offering of Shares in each Feeder Fund, there are or will be no actions, suits or proceedings against, or investigations of, the Master Fund or its subsidiaries pending or, to the knowledge of the Master Fund, threatened, before any court, arbitrator, administrative agency or other tribunal: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the issuance of the Shares of any Feeder Fund or the consummation of any of the transactions contemplated by this Agreement; (iii) that would reasonably be expected to materially and adversely affect the performance by the Master Fund of its obligations under or the validity or enforceability of, this Agreement or the Shares; (iv) that would reasonably be expected to result in an MAE; or (v) seeking to affect adversely the federal income tax attributes of any Feeder Fund’s Shares except as described in the Prospectus, except any such actions, suits, proceedings or investigations that were the subject of a previous written notice thereof from the Master Fund to the Dealer Manager. Additionally, the Master Fund or the applicable Feeder Fund will promptly give notice to the Dealer Manager of the occurrence of any action, suit, proceeding or investigation of the type referred to above arising or occurring on or after the initial Effective Date of any Feeder Fund’s offering of Shares. (h) Escrow Agreement. Each Feeder Fund will enter into an escrow agreement (the “Escrow Agreement”) with the Dealer Manager and a third party bank to serve as escrow agent (the “Escrow Agent”) for the offering of its Shares. (i) Sales Literature. Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” or “institutional” material), regardless of how labeled or described, used in addition to any Feeder Fund’s Prospectus in connection with the offering of its Shares which previously has been, or hereafter is, furnished or approved by the Feeder Fund (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Approved Sales Literature, when used in connection with the Feeder Fund’s Prospectus, did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (j) Authorization of Shares. Each Feeder Fund’s Shares have been or will be duly authorized and, when issued and sold as contemplated by the Feeder Fund’s Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform in all material aspects to the description thereof contained in the Prospectus. (k) Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the execution, delivery and sale of the Feeder Fund’s Shares have been or will be paid when due. (l) Tax Returns. Each Feeder Fund has filed or will file all material federal, state and foreign income tax returns required to be filed by or on behalf of the Feeder Fund on or before the due dates therefor (taking into account all extensions of time to file) and has paid or will pay all such material taxes, except those being contested in good faith, indicated by such tax returns, and all assessments received by the Feeder Fund to the extent that such taxes or assessments have become due. (m) BDC and RIC Qualifications. Each Feeder Fund will make a timely election to qualify as a RIC pursuant to Subchapter M of the Code for the first year during which the Feeder Fund begins material operations. Each Feeder Fund has been or will be organized in conformity with the requirements for qualification as a RIC under the Code, and its current and proposed method of operation as described in its Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a RIC under the Code. Each Feeder Fund also will elect to be regulated as a BDC under the 1940 Act. (n) Independent Registered Public Accounting Firm. The accountants who have audited or will audit certain financial statements appearing in each Feeder Fund’s Prospectus are or will be an independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations. Such accountants have not been and will not be engaged by any Feeder Fund to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act). (o) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present, or will present, fairly the consolidated financial position of each Feeder Fund and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been or will be prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. (p) Material Adverse Change. Since the respective dates as of which information is given in each Feeder Fund’s Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not occurred an MAE, whether or not arising in the ordinary course of business. (q) Government Permits. Each Feeder Fund and its subsidiaries possess or will possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, other than those the failure to possess or own would not be, individually or in the aggregate, an MAE. No Feeder Fund has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an MAE. 2. Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Master Fund during the term of this Agreement that: (a) Organization Status. The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. (b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Master Fund, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy. (c) Absence of Conflict or Default. The execution and delivery of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Dealer Manager do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Dealer Manager’s organizational documents; (ii) any indenture, mortgage, deed of trust, note, lease or other agreement to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject; or (iii) any statute, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager. (d) Broker-Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the offering of Shares of the Feeder Funds as contemplated by this Agreement. Moreover, the Dealer Manager’s employees and representatives have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the offering of Shares of the Feeder Funds as contemplated by this Agreement. 3. Offering and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Master Fund hereby appoints the Dealer Manager as its agent and exclusive distributor to solicit and to retain the Selected Dealers (as defined in Section 3(a), below) to solicit subscriptions for Shares of the Feeder Funds. Upon the terms and subject to the conditions set forth in this Agreement, the Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its best efforts to sell or cause to be sold the Shares in such quantities and to such persons in accordance with such terms as are set forth in this Agreement and the Prospectus and the Registration Statement for each Feeder Fund in which Shares are then being offered. The Dealer Manager shall do so during the period commencing on the initial Effective Date of the offering of Shares of each Feeder Fund and ending on the earliest to occur of the following: (1) the later of (x) one year after the initial Effective Date of the Feeder Fund’s Registration Statement and (y) at the Feeder Fund’s election, the date on which the Feeder Fund is permitted to extend the offering of its Shares in accordance with the rules of the Commission; (2) the acceptance by the Feeder Fund of subscriptions for the maximum number of Shares in its offering; (3) the termination of its offering by the Feeder Fund, which the Feeder Fund shall have the right to terminate in its sole and absolute discretion at any time; (4) the termination of the effectiveness of the Feeder Fund’s Registration Statement; and (5) the liquidation or dissolution of the Feeder Fund (such period being the “Offering Period”). The number of Shares, if any, to be reserved for sale by each Selected Dealer in a Feeder Fund’s offering may be determined by mutual agreement, from time to time, by the Dealer Manager and the Master Fund. In the absence of such determination, the Feeder Fund will, subject to the provisions of Section 3(b), below, accept Subscription Agreements based upon a first-come, first-accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Shares of a Feeder Fund for its own account and, in soliciting purchases of Shares, the Dealer Manager shall act solely as each Feeder Fund’s agent and not as an underwriter or principal. (a) Selected Dealers. The Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Selected Dealers”); provided, however, that: (i) the Dealer Manager reasonably believes that all Selected Dealers are registered with the Commission, are members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares; and (ii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Selected Dealer Agreement substantially in the form of Exhibit A hereto (the “Selected Dealer Agreement”). (b) Order Forms. Dealer Manager and CCIF 2016 T and any additional Feeder Funds have established, or will establish, an escrow account in which to deposit subscription proceeds pending the acceptance of subscribers as Shareholders. A Selected Dealer shall transmit to the transfer agent, original Order Forms and original checks, made payable to the UMB Bank N.A., as Escrow Agent for the applicable Feeder Fund, for payment of Shares, as provided for in the Order Form. When Selected Dealer’s internal supervisory procedures are conducted at the site at which the Order Form and check were initially received by Selected Dealer from the subscriber, Selected Dealer shall transmit the Order Form and check to the transfer agent by the end of the next business day following receipt of the check and Order Form. When, pursuant to Selected Dealer’s internal supervisory procedures, Selected Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Selected Dealer shall transmit the check and Order Form to the Final Review Office by the end of the next business day following Selected Dealer’s receipt of the Order Form and check. The Final Review Office, by the end of the next business day following its receipt of the Order Form and check, will forward the Order Form and check to the transfer agent. If any Order Form solicited by Selected Dealer is rejected by the Dealer Manager, or the Feeder Fund, then the Order Form and check will be returned to the rejected subscriber within 10 business days from the date of rejection. Subject to the foregoing, Selected Dealer shall forward original checks together with an original Order Form, executed and initialed by the subscriber as provided for in the Order Form, to the transfer agent in the following form: “Carey Credit Income Fund c/o DST Systems, Inc., as agent for UMB Bank N.A.” at the address provided in the Order Form. (c) Completed Sale. A sale of a Share shall be deemed by a Feeder Fund to be completed for purposes of Section 3(d) if and only if:

(i) the Feeder Fund or an agent of the Feeder Fund has received a properly completed and executed Subscription Agreement, together with payment of the full purchase price of each purchased Share, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Feeder Fund’s Registration Statement as determined by the Selected Dealer or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement; (ii) the Feeder Fund has accepted such subscription; and (iii) such investor has been admitted as a shareholder of the Feeder Fund based on a properly completed Order Form and full payment of the required funding. In addition, no sale of Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Feeder Fund’s Prospectus. The Dealer Manager hereby acknowledges and agrees that a Feeder Fund, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no selling commission, dealer manager fees or distribution and shareholder servicing fees, if any, will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected. (d) Dealer Manager Compensation. (i) Subject to any volume discounts and other special circumstances described in or otherwise provided in the “The Offering/Plan of Distribution” section of each Feeder Fund’s respective Prospectus or this Section 3(d): (A) CCIF 2016 T will pay the Dealer Manager selling commissions of up to three percent (3.0%) of the selling price of each Share sold in its offering. (B) See clause (v), below, with respect to the selling commissions to be paid by the additional Feeder Funds to the Dealer Manager. The Dealer Manager will re-allow all the selling commissions, subject to federal and state securities laws, to the Selected Dealer who sold the Shares. (ii) Subject to the special circumstances described in or otherwise provided in the “The Offering/Plan of Distribution” section of the respective Prospectus for CCIF 2016 T and the additional Feeder Funds or this Section 3(d), as compensation for acting as the Dealer Manager: (A) CCIF 2016 T will pay the Dealer Manger a Dealer Manager Fee in the amount of up to two and three-quarter percent (2.75%) of the selling price of each Share sold in its offering. (B) See clause (v), below, with respect to the Dealer Manager Fee to be paid by the additional Feeder Funds to the Dealer Manager. The Dealer Manager may retain or re-allow a portion of the Dealer Manager Fee, and a portion or all of the Distribution and Shareholder Servicing Fees (as defined below) in the case of CCIF 2016 T and any additional Feeder Fund that agrees to pay Distribution and Shareholder Servicing Fees to the Dealer Manager, subject to federal and state securities laws, to the Selected Dealer who sold the Shares, as described more fully in the Selected Dealer Agreement. (iii)

(A) Beginning the first calendar quarter after the close of CCIF 2016 T’s primary offering, distribution and shareholder servicing fees (the “Distribution and Shareholder Servicing Fee”) at an annual rate of 0.90% of the net purchase price per share are to be paid to the Dealer Manager out of CCIF 2016 T’s assets on a quarterly basis, until the earlier of: (i) the date at which, in the aggregate, underwriting compensation from all sources, including the Distribution and Shareholder Servicing Fee and any organization and offering fee paid for underwriting and underwriting compensation paid by CCIF 2016 T and its affiliates, equals 10% of the gross proceeds from its primary offering (i.e. the gross proceeds of its primary offering excluding proceeds from sales pursuant to its DRIP), calculated as of the same date that it calculates the aggregate Distribution and Shareholder Servicing Fee; and (ii) the date at which a liquidity event occurs as described in its Prospectus. The Dealer Manager shall be responsible for tracking compliance with FINRA’s 10% underwriting compensation limit and reporting such information to the Feeder Funds. Also, beginning the second calendar quarter after the close of CCIF 2016 T’s primary offering, the Dealer Manager may, in its discretion, re-allow to the Selected Dealers up to 100% of the Distribution and Shareholder Servicing Fee for services that such Selected Dealers perform in connection with the distribution of CCIF 2016 T’s Shares. The Distribution and Shareholder Servicing Fee will accrue daily and be paid quarterly in arrears by CCIF 2016 T. (B) See clause (v), below, with respect to any Distribution and Shareholder Servicing Fees that may be paid to the Dealer Manager by the additional Feeder Funds. (iv) Notwithstanding the foregoing, CCIF 2016 T and the additional Feeder Funds will not pay selling commissions, Dealer Manager Fees, or Distribution and Shareholder Servicing Fees, if any, for sales of Shares pursuant to their respective DRIP. Also, they will pay reduced selling commissions or may eliminate commissions on certain sales of Shares, including the reduction or elimination of selling commissions in accordance with, and on the terms set forth in, their respective Prospectuses. (v) Schedule B attached hereto as it may be amended from time to time shall set forth the compensation arrangement between each additional Feeder Fund and the Dealer Manager, including a detailed description of selling commissions, Dealer Manager Fees, Distribution and Shareholder Servicing Fees, if any, and all other underwriting compensation within FINRA’s 10% underwriting compensation limitation, as set forth in the “The Offering/Plan of Distribution” section of that particular Feeder Fund’s Prospectus. (vi) Except as otherwise described in a Feeder Fund’s Prospectus or this Section 3(d), all selling commissions and Dealer Manager Fees payable to the Dealer Manager will be paid within ten (10) business days after the investor subscribing for the Share is admitted as a shareholder of the Feeder Fund in which Shares were sold. The Dealer Manager acknowledges that no commissions, payments or other amounts will be paid to the Dealer Manager unless and until the gross proceeds of the Shares sold are disbursed to the Feeder Fund in which the Shares were sold in accordance with the terms of the Feeder Fund’s Escrow Agreement and Prospectus. (vii) In no event shall the total aggregate underwriting compensation payable to the Dealer Manager and any Selected Dealers participating in an offering of a Feeder Fund’s Shares, including, but not limited to, selling commissions, the Dealer Manager Fee, and the Distribution and Shareholder Servicing Fee in the case of CCIF 2016 T or any additional Feeder Fund that agrees to pay Distribution and Shareholder Servicing Fees to the Dealer

Manager, in the aggregate, exceed ten percent (10.0%) of gross offering proceeds from the primary offering of the Feeder Fund’s Shares. (viii) Notwithstanding anything to the contrary contained herein, if a Feeder Fund pays any selling commission to the Dealer Manager for the sale by a Selected Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, then the Feeder Fund will decrease the next payment of selling commissions or other compensation otherwise payable to the Dealer Manager by the Feeder Fund under this Agreement by an amount equal to the rate per Share of selling commissions, Dealer Manager Fees and Distribution and Shareholder Servicing Fees, if any, established in this Section 3(d), multiplied by the number of Shares as to which the subscription is rescinded. If no payment of selling commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, then the Dealer Manager shall pay the amount specified in the preceding sentence to the Feeder Fund within a reasonable period of time not to exceed thirty (30) days following receipt of notice by the Dealer Manager from the Feeder Fund stating the amount owed as a result of rescinded subscriptions. (e) Reasonable Bona Fide Due Diligence Expenses. In addition to any payments to the Dealer Manager pursuant to Section 3(d), above, CCIF 2016 T and each additional Feeder Fund will reimburse the Dealer Manager or any Selected Dealer for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Selected Dealer in the Feeder Fund’s respective offering of Shares to the extent permitted under the rules and regulations of FINRA; provided, however, that no due diligence expenses shall be reimbursed by a Feeder Fund pursuant to this Section 3(e) which would cause the aggregate of all of the expenses described in Section 3(f), below, and compensation paid by the Feeder Fund to the Dealer Manager and any Selected Dealer pursuant to Section 3(d), above, to exceed 15.0% of the gross proceeds from the sale of the Feeder Fund’s Shares in its primary offering. Also, a Feeder Fund will only reimburse the Dealer Manager or any Selected Dealer for such approved bona fide due diligence expenses to the extent such expenses have actually been incurred and are supported by detailed and itemized invoice(s) provided to the Feeder Fund. (f) Feeder Fund Expenses. Subject to the limitations described above, the Master Fund agrees that CCIF 2016 T and each additional Feeder Fund will pay all costs and expenses incident to the offering of its respective Shares, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the registration fee, the preparation and filing of the Feeder Fund’s Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Selected Dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of certificates, if any, for the Feeder Fund’s Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares; (iii) all fees and expenses of the Feeder Fund’s legal counsel, independent public or certified public accountants and other advisors; (iv) the qualification of each Feeder Fund’s Shares for offering and sale under state laws in the states that the Master Fund shall designate as appropriate, including filing fees, and the determination of their eligibility for sale under state law as aforesaid and the preparation, printing and furnishing of copies of Blue Sky Surveys;

(v) the filing fees in connection with filing for review by FINRA of all necessary documents and information relating to the offering and the Feeder Fund’s Shares; (vi) the fees and expenses of any transfer agent or registrar for the Feeder Fund’s Shares and miscellaneous expenses referred to in its Registration Statement; and (vii) all costs and expenses incident to the travel and accommodation of the personnel of Carey Credit Advisors, LLC, the Advisor to the Master Fund, and the personnel of the sub-advisor designated by the Advisor, including making road show presentations and presentations to Selected Dealers and other broker-dealers and financial advisors with respect to the offering of a Feeder Fund’s Shares. Additionally, the Master Fund agrees to pay all costs and expenses incident to the performance of the Master Fund’s obligations hereunder. Notwithstanding the foregoing, the Master Fund and any Feeder Fund will not directly pay, or reimburse the Advisor or the sub-advisor designated by the Advisor for, the costs and expenses described in this Section 3(f) if the payment or reimbursement of such expenses would cause the aggregate of the Feeder Fund’s “organization and offering expenses” as defined by FINRA Rule 2310 (including the Feeder Fund’s expenses paid or reimbursed pursuant to this Section 3(f), all items of underwriting compensation including Dealer Manager expenses described in Section 3(d), above, and due diligence expenses described in Section 3(e), above) to exceed 15.0% of the gross proceeds from the sale of the Feeder Fund’s Shares in its primary offering. 4. Conditions to the Dealer Manager’s Obligations. The Dealer Manager’s obligations, with respect to the Master Fund and each Feeder Fund hereunder shall be subject to the following terms and conditions, solely with respect to such Fund or, in the case of a Feeder Funds, with respect to such Fund: (a) The representations and warranties on the part of the Master Fund and each Feeder Fund contained in this Agreement shall be true and correct in all material respects and the Master Fund and each Feeder Fund shall have complied with its covenants, agreements and obligations contained in this Agreement in all material respects; (b) The respective Registration Statement for each Feeder Fund shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the such Feeder Fund, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager. 5. Covenants of the Master and Feeder Funds. The Master Fund and each Feeder Fund covenants and agrees with the Dealer Manager, as applicable and solely with respect to such Fund, as follows: (a) Registration Statement. Each Feeder Fund will use its best efforts to cause its Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will furnish a copy of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager. The Feeder Fund will use its best efforts to ensure that it complies in all material respects with all federal and state securities laws, rules and regulations which are required to be complied with in order to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of its Prospectus. (b) Commission Orders. If the Commission shall issue any stop order or any other order preventing or suspending the use of a Feeder Fund’s Prospectus, or shall institute any proceedings for that purpose, then the Feeder Fund will promptly notify the Dealer Manager and use its best efforts to prevent the issuance of any such order and, if any such order is issued, to use its best efforts to obtain the removal thereof as promptly as possible.

(c) Blue Sky Qualifications. Each Feeder Fund will use its best efforts to qualify its Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Dealer Manager and the Feeder Fund shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Feeder Fund will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Feeder Fund in connection with any such qualification. The Feeder Fund will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of its Prospectus or of the institution of any proceedings for that purpose, and the Feeder Fund will use its best efforts to prevent the issuance of any such order. If any such order is issued, the Feeder Fund will use its best efforts to obtain the removal thereof as promptly as possible. The Feeder Fund will furnish the Dealer Manager with a Blue Sky Survey dated as of the initial Effective Date of the Feeder Fund’s offering of Shares, which will be supplemented to reflect changes or additions to the information disclosed in such survey. (d) Amendments and Supplements. If, at any time when a Prospectus relating to a Feeder Fund’s Shares is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Feeder Fund or the Feeder Fund receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Feeder Fund’s Prospectus or any Approved Sales Literature as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Feeder Fund’s Registration Statement or supplement its Prospectus relating to its Shares to comply with the Securities Act, then the Feeder Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file with the Commission, an amendment or supplement which will correct such statement or effect such compliance to the extent required, and the Feeder Fund will make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Selected Dealers. (e) Requests from Commission. Each Feeder Fund will promptly advise the Dealer Manager of any request made by the Commission or a state securities administrator for amending its Registration Statement, supplementing its Prospectus or for additional information. (f) Copies of Registration Statement. Each Feeder Fund will furnish the Dealer Manager with its Prospectus and all amendments and supplements thereto, which are finally approved by the Commission, as the Dealer Manager may reasonably request for sale of the Feeder Fund’s Shares. The signed copy of the Registration Statement, including its exhibits, is available at www.sec.gov. (g) Qualification to Transact Business. Each Feeder Fund will take all steps necessary to ensure that at all times it will validly exist as a Delaware statutory trust and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law. (h) Authority to Perform Agreements. The Master Fund and each Feeder Fund will obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for performance of this Agreement and under such Fund’s governing documents (as the same may be amended, supplemented or otherwise modified from time to time), in the form included as exhibits to such Fund’s Registration Statement, for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Master Fund and the Feeder Fund of the business described in the Feeder Fund’s Prospectus. (i) Sales Literature. Each Feeder Fund will furnish to the Dealer Manager as promptly as shall be practicable upon request any Approved Sales Literature (provided that the use of said material has been first approved for use to the extent required by all appropriate regulatory agencies). Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to a Feeder Fund’s Prospectus in connection with its Shares, which is furnished or approved by the Feeder Fund (including, without limitation, Approved Sales Literature) shall, to the extent required, be filed with and, to the extent required, approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Each Feeder Fund will not (and will instruct its affiliates not to): show or give to any investor or prospective investor or reproduce any material or writing that is marked “broker-dealer use only,” “institutional” or otherwise bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; or show or give to any investor or prospective investor in a particular jurisdiction any material or writing if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. (j) Use of Proceeds. Each Feeder Fund will apply the proceeds from the sale of its Shares as set forth in its Prospectus. (k) Customer Information. The Dealer Manager, the Master Fund and the Feeder Funds shall, when applicable: (i) abide by and comply with (A) the privacy standards and requirements of the Gramm- Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (B) the privacy standards and requirements of any other applicable federal or state law, including but not limited to, the Fair Credit Reporting Act (“FCRA”), and (C) its own internal privacy policies and procedures, each as may be amended from time to time; (ii) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; (iii) except as expressly permitted under the FCRA, not disclose any information that would be considered a “consumer report” under the FCRA; and (iv) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Selected Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures. (l) Dealer Manager’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing a Registration Statement, any preliminary Prospectus or a Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), CCIF 2016 T and each additional Feeder Fund will furnish to the Dealer Manager for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Feeder Fund will not file or use any such proposed amendment or supplement without the Dealer Manager’s consent, which consent shall not be unreasonably withheld or delayed. 6. Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Master Fund and each Feeder Fund, as applicable and solely with respect to such Fund, as follows:

(a) Compliance With Laws. With respect to the Dealer Manager’s participation and the participation by each Selected Dealer in the offer and sale of the Shares of CCIF 2016 T and each additional Feeder Fund (including, without limitation, any resales and transfers of Shares), the Dealer Manager agrees, and each Selected Dealer in its Selected Dealer Agreement will agree, to comply in all material respects with all applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations and all other federal regulations applicable to the offering and sale of the Shares and with all applicable state securities or Blue Sky laws and the Rules of FINRA applicable to the offering of the Shares, from time to time in effect, specifically including, but not in any way limited to, NASD Conduct Rules 2340 (Customer Account Statements) and 2420 (Dealing with Non-Members), and FINRA Rules 2111 (Suitability), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering) therein. The Dealer Manager will not offer the Shares of CCIF 2016 T or any additional Feeder Fund for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto. In addition, the Dealer Manager shall, in accordance with applicable law or as prescribed by any state securities administrator, provide, or require in the Selected Dealer Agreement that the Selected Dealer shall provide, to any prospective investor copies of any prescribed document which is part of the Registration Statement and any supplements thereto during the course of the offering of a Feeder Fund’s Shares and prior to the sale. CCIF 2016 T and each additional Feeder Fund may provide the Dealer Manager with certain Approved Sales Literature to be used by the Dealer Manager and the Selected Dealers in connection with the solicitation of purchasers of that Feeder Fund’s Shares. The Dealer Manager agrees not to deliver a Feeder Fund’s Approved Sales Literature to any person prior to the initial Effective Date of the Feeder Fund’s offering of Shares. If the Dealer Manager elects to use such Approved Sales Literature after the initial Effective Date, then the Dealer Manager agrees that such material shall not be used by it in connection with the solicitation of purchasers of the Shares and that it will direct Selected Dealers not to make such use unless accompanied or preceded by the Feeder Fund’s Prospectus, as then currently in effect, and as it may be amended or supplemented in the future. The Dealer Manager agrees that it will not use any of a Feeder Fund’s Approved Sales Literature other than those provided to the Dealer Manager by the Feeder Fund for use in the offering. The use of any other sales material is expressly prohibited. (b) No Additional Information. In offering Shares of CCIF 2016 T and each additional Feeder Fund for sale, the Dealer Manager shall not, and each Selected Dealer shall agree not to, give or provide any information or make any representation other than those contained in the Feeder Fund’s Prospectus or its Approved Sales Literature. (c) Sales of Shares. The Dealer Manager and each Selected Dealer shall agree to solicit purchases of the Shares of CCIF 2016 T and each additional Feeder Fund only in the jurisdictions in which the Dealer Manager and such Selected Dealer are legally qualified to so act and in which the Dealer Manager and each Selected Dealer have been advised by the Feeder Fund or counsel to the Feeder Fund that such solicitations can be made. (d) Subscription Agreement. The Dealer Manager will comply in all material respects with the subscription procedures set forth in the “The Offering/Plan of Distribution” section of the Prospectus of CCIF 2016 T and each additional Feeder Fund, respectively. Subscriptions will be submitted by the Dealer Manager and each Selected Dealer to a Feeder Fund in which Shares are then being offered only on the Subscription Agreement, a form of which is included in the Feeder Fund’s Prospectus. The Dealer Manager understands and acknowledges, and each Selected Dealer shall acknowledge, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

(e) Suitability. The Dealer Manager will offer Shares of CCIF 2016 T and each additional Feeder Fund in which Shares are then being offered, and in its agreement with each Selected Dealer it will require that the Selected Dealer offer such Shares, only to persons that they have reasonable grounds to believe meet the financial qualifications set forth in the Prospectus of the Feeder Fund or in any suitability letter or memorandum sent to it by the Feeder Fund and will only make offers to persons in the states in which it is advised in writing by the Feeder Fund or its counsel that the Shares are qualified for sale or that such qualification is not required. In offering Shares of CCIF 2016 T and each additional Feeder Fund, the Dealer Manager will comply, and in its agreements with the Selected Dealers, the Dealer Manager will require that the Selected Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA Rules and the provisions of Article III.C. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as guidelines for BDCs may be further revised and amended (the “NASAA Guidelines”). The Dealer Manager agrees that in recommending the purchase of the Shares in the primary offering of CCIF 2016 T and each additional Feeder Fund to an investor, the Dealer Manager and each person associated with the Dealer Manager that makes such recommendation shall have, and each Selected Dealer in its Selected Dealer Agreement shall agree with respect to investors to which it makes a recommendation that it shall have, reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the person associated with the Dealer Manager or the Selected Dealer that: (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Feeder Fund’s Prospectus, including the tax benefits where they are a significant aspect of the Feeder Fund; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in the Feeder Fund, including loss of investment and lack of liquidity; and (iii) an investment in the Shares offered in the primary offering of the Feeder Fund is otherwise suitable for the investor. The Dealer Manager agrees as to investors to whom it makes a recommendation with respect to the purchase of the Shares in the primary offering of CCIF 2016 T and each additional Feeder Fund (and each Selected Dealer in its Selected Dealer Agreement shall agree, with respect to Investors to whom it makes such recommendations) to maintain in the files of the Dealer Manager (or the Selected Dealer, as applicable) documents disclosing the basis upon which the determination of suitability was reached as to each investor. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Selected Dealers may rely on (A) representations from investment advisors who are not affiliated with a Selected Dealer, and banks acting as trustees or fiduciaries, and (B) information they have obtained from a prospective investor, including such information as to the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Selected Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Selected Dealer shall agree not to, execute any transaction in CCIF 2016 T and each additional Feeder Fund in a discretionary account without prior written approval of the transaction by the customer. (f) Selected Dealer Agreements. All engagements of the Selected Dealers will be evidenced by a Selected Dealer Agreement.

(g) Electronic Delivery. If the Dealer Manager (or a Selected Dealer, as applicable) uses electronic delivery to distribute a Prospectus to any person, if permitted by the Feeder Fund’s Prospectus, then it will comply with all applicable requirements of the Commission and FINRA, and the Blue Sky laws and any other laws or regulations related to the electronic delivery of documents. (h) AML Compliance. The Dealer Manager represents that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Section 352 of the USA PATRIOT Act of 2001 (the “PATRIOT Act”) and FINRA Rule 3310, that complies with applicable anti-money laundering laws and regulations, including, but not limited to, the customer identification program requirements of Section 326 of the PATRIOT Act, and the suspicious activity reporting requirements of Section 356 of the PATRIOT Act, and the laws, regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (collectively, “AML/OFAC Laws”). The Dealer Manager hereby covenants to remain in compliance with the AML/OFAC Laws and shall, upon request by the Master Fund or any Feeder Fund, provide a certification to the Master Fund that, as of the date of such certification, its AML Program is compliant with the AML/OFAC Laws. (i) Customer Information. The Dealer Manager will use its best efforts to provide the Master Fund, CCIF 2016 T and each additional Feeder Fund with any and all subscriber information that they request in order for them to satisfy their respective obligations under the AML/OFAC Laws and comply with the requirements under Section 5(k) above. (j) Recordkeeping. The Dealer Manager will comply, and will require each Selected Dealer to comply, with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act, and shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, such records with respect to each investor who purchases Shares in the primary offering of CCIF 2016 T and each additional Feeder Fund, of the information used to determine that the investor meets the suitability standards imposed on the offer and sale of the Shares, the amount of Shares sold, and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. (k) Suspension or Termination of an Offering. The Dealer Manager agrees, and will require that each of the Selected Dealers agrees, to suspend or terminate the offering and sale of the Shares in the primary offering of CCIF 2016 T and each additional Feeder Fund upon request of the Master Fund at any time and to resume the offering and sale of its Shares upon subsequent request of the Master Fund. 7. Indemnification. (a) Indemnified Parties Defined. For the purposes of this Agreement, an “Indemnified Party” shall mean a person or entity entitled to indemnification under this Section 7, as well as such person’s or entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person or entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. (b) Indemnification of the Dealer Manager and Selected Dealers. Each of the Feeder Funds, currently being CCIF 2016 T, and each additional future Feeder Fund, with respect to the primary offering of its respective Shares, will indemnify, defend and hold harmless, to the extent permitted by such Fund’s declaration of trust, as may be amended from time to time, the Dealer Manager and the Selected Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by such Fund, any material breach of a covenant contained herein by such Fund, or any material failure by such Fund to perform its obligations hereunder or to comply with state or federal securities laws applicable to the offering of such Fund’s Shares; (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in such Fund’s Registration Statement or any post-effective amendment thereto or in such Fund’s Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature or (C) in any blue sky application or other document executed by the Feeder Fund or on its behalf specifically for the purpose of qualifying any or all of its Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by such Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or (iii) the omission or alleged omission to state a material fact required to be stated in such Fund’s Registration Statement or any post-effective amendment thereof to make the statements therein not misleading or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading. The Feeder Funds, currently being CCIF 2016 T, and each additional future Feeder Fund, will reimburse each Selected Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Selected Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action with respect to such Fund. Notwithstanding the foregoing, CCIF 2016 T and each additional Feeder Fund will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Feeder Fund by the Dealer Manager or the Selected Dealer expressly for use in the Feeder Fund’s Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Master Fund, CCIF 2016 T and each additional Feeder Fund may otherwise have. Notwithstanding the foregoing, as required by Section II.G. of the NASAA Guidelines, the indemnification and agreement to hold harmless provided in this Section 7(b) is further limited to the extent that no such indemnification by the Master Fund, CCIF 2016 T and each additional Feeder Fund of a Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws. (c) Dealer Manager Indemnification of the Master Fund, CCIF 2016 T and Each Additional Feeder Fund. The Dealer Manager will indemnify, defend and hold harmless the Master Fund, CCIF 2016 T and each additional Feeder Fund and each of their respective Indemnified Parties and each person who has signed a Feeder Fund’s Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon: (i) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager or any material breach of a covenant contained herein by the Dealer Manager; (ii) subject to clause (iii) below, any untrue statement or any alleged untrue statement of a material fact contained (A) in any Feeder Fund’s Registration Statement or any post- effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (B) in any Approved Sales Literature, or (C) any Blue Sky Application; or (iii) the omission or alleged omission to state a material fact required to be stated in a Feeder Fund’s Registration Statement or any post-effective amendment thereof to make the statements therein not misleading, or the omission or alleged omission to state a material fact required to be stated in a Feeder Fund’s Prospectus or any amendment or supplement to the Prospectus to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clause (ii) above and this clause (iii), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Feeder Fund by the Dealer Manager expressly for use in the Feeder Fund’s Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto; (iv) any use of sales literature, including “broker-dealer use only” or institutional materials, by the Dealer Manager that is not Approved Sales Literature; or (v) any untrue statement made by the Dealer Manager or omission by the Dealer Manager to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offering of Shares in a Feeder Fund provided, however, this clause (v) shall not apply to any statements or omissions made in conformity with the Feeder Fund’s Registration Statement, Prospectus, any Approved Sales Literature or any other materials or information furnished by or on behalf of the Feeder Fund. The Dealer Manager will reimburse the aforesaid parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have. (d) Selected Dealer Indemnification of the Master Fund, CCIF 2016 T, Each Additional Feeder Fund and the Dealer Manager. By virtue of entering into the Selected Dealer Agreement, each Selected Dealer severally will agree to indemnify, defend and hold harmless the Master Fund, CCIF 2016 T, each additional Feeder Fund, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs a Feeder Fund’s Registration Statement, from and against any losses, claims, expenses, damages or liabilities (including reasonable legal and other expenses) to which CCIF 2016 T and each additional Feeder Fund, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed a Feeder Fund’s Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement. (e) Action Against Parties; Notification. Promptly after receipt by any Indemnified Party under this Section 7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed. (f) Reimbursement of Fees and Expenses. An indemnifying party under this Section 7 shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows: (i) In the case of CCIF 2016 T and each additional Feeder Fund indemnifying the Dealer Manager, the advancement of funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA Guidelines) only if all of the following conditions are satisfied: (A) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the applicable Feeder Fund; (B) the legal action is initiated by a third party who is not a shareholder of the Feeder Fund or the legal action is initiated by a shareholder of the Feeder Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (C) the Dealer Manager undertakes to repay the advanced funds to the Feeder Fund, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification. (ii) In any case of indemnification other than that described in Section 7(f)(i) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been designated by a majority of the Indemnified Parties against which such action is finally brought; and if a majority of such Indemnified Parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. 8. Contribution. (a) If Indemnification is Unavailable. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by the Master Fund, any Feeder Fund, the Dealer Manager and the Selected Dealer, respectively, from the proceeds received in the primary offering of the Feeder Fund’s Shares pursuant to this Agreement and the relevant Selected Dealer Agreement; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Master Fund, the Feeder Fund, the Dealer Manager and the Selected Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. (b) Relative Benefits. The relative benefits received by the Master Fund, any Feeder Fund, the Dealer Manager and the Selected Dealer, respectively, in connection with the proceeds received in the primary offering of Shares in the Feeder Fund pursuant to this Agreement and the relevant Selected Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the primary offering received by the Master Fund and the Feeder Fund, and the total selling commissions, Dealer Manager Fees and other underwriting compensation received by the Dealer Manager and the Selected Dealer, respectively, before deducting expenses, bear to the aggregate offering price of the Feeder Fund’s Shares sold in the primary offering. (c) Relative Fault. The relative fault of the Master Fund, any Feeder Fund, the Dealer Manager and the Selected Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, are related to information supplied by the Master Fund or the Feeder Fund or by the Dealer Manager or the Selected Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. (d) Pro Rata is Unreasonable. The Master Fund, CCIF 2016 T and each additional Feeder Fund, the Dealer Manager and the Selected Dealer (by virtue of entering into the Selected Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission to state such material fact. (e) Limits. Notwithstanding the other provisions of this Section 8, the Dealer Manager and the Selected Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold in the primary offering of Shares in the Feeder Fund to the public by them exceeds the amount of any damages which the Dealer Manager and the Selected Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission to state such material fact. (f) Fraudulent Misrepresentation. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation. (g) Benefits of Contribution. For the purposes of this Section 8, the Dealer Manager’s officer, director, employee, member, partner, agent and representative, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Master Fund, CCIF 2016 T and each additional Feeder Fund, each officer of the Feeder Fund who signed the Registration Statement, and each person, if any, who controls the Feeder Fund, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Feeder Fund. The Selected Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares sold by each Selected Dealer in the primary offering of the Feeder Fund’s Shares and not joint. 9. Termination of this Agreement. (a) Term; Expiration. This Agreement shall become effective with respect to a Feeder Fund on the initial Effective Date of the offering of Shares in the Feeder Fund, and the obligations of the parties hereunder shall not commence until such initial Effective Date. As to a Feeder Fund, this Agreement may be terminated by the Feeder Fund or the Dealer Manager upon 60 calendar days’ written notice to the other party. This Agreement shall automatically expire on the termination date of the primary offering of Shares in the last Feeder Fund offered under this Agreement as described in the Feeder Fund’s Prospectus if at that time the Dealer Manager has not received written notice from the Master Fund of the initial Effective Date of any additional Feeder Fund. (b) Delivery of Records Upon Expiration or Early Termination. Upon the expiration or early termination of this Agreement for any reason, the Dealer Manager shall: (i) promptly forward any and all funds, if any, in its possession which were received from investors for the sale of Shares for deposit as provided elsewhere in this Agreement; (ii) to the extent not previously provided to the Master Fund and any Feeder Fund, provide a list of all investors who have subscribed for or purchased the Feeder Fund’s Shares and all Selected Dealers with whom the Dealer Manager has entered into a Selected Dealer Agreement for the offering and sales of the Feeder Fund’s Shares; (iii) notify the Selected Dealers of such termination; and (iv) promptly deliver to the Master Fund copies of any sales literature designed for use specifically for the offering of Shares in a Feeder Fund that it is then in the process of preparing. Upon expiration or earlier termination of this Agreement, the Master Fund agrees that each Feeder Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or will become entitled under Section 3(d) above at such time as such compensation becomes payable. 10. Miscellaneous (a) Survival. The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: Section 3(d) (Dealer Manager Compensation); Section 3(e) (Reasonable Bona Fide Due Diligence Expenses); Section 5(l) (Dealer Manager’s Review of

Proposed Amendments and Supplements); Section 6(i) (AML Compliance); Section 7 (Indemnification); Section 8 (Contribution); Section 9 (Termination of this Agreement) and this Section 10 (Miscellaneous). Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the offering of a Feeder Fund’s Shares that is not completed according to this Agreement; provided, however, that the reimbursement of reasonable bona fide due diligence expenses actually incurred by the Dealer Manager or Selected Dealer prior to the expiration or termination of this Agreement shall be payable as provided in Section 3(e). (b) Notices. All notices or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder; in each case above provided such communication is addressed to the intended recipient thereof as set forth below: If to the Master Fund, CCIF 2016 T or an additional Feeder Fund: Carey Credit Income Fund 50 Rockefeller Plaza New York, New York 10020 Facsimile No.: (212) 492-8922 Attention: Mr. Trevor Bond with a copy to: Dechert LLP 1095 Avenue of the Americas New York, New York 10036 Facsimile No.: (212) 698-3599 Attention: Richard Horowitz If to the Dealer Manager: Carey Financial, LLC 50 Rockefeller Plaza New York, New York 10020 Facsimile No.: (212) 492-8922 Attention: Mr. Kamal Jafarnia with a copy to: Kunzman & Bollinger, Inc. 5100 N. Brookline Avenue, Suite 600 Oklahoma City, Oklahoma 73112 Facsimile No: (405) 942-3527 Attention: Wallace W. Kunzman, Jr. Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 10(b).

(c) Successors and Assigns. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. (d) Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. (e) Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York. (f) Waiver. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. (g) Attorneys’ Fees. If a dispute arises concerning the performance, meaning or interpretation of any provision of this Agreement or any document executed in connection with this Agreement, then the prevailing party in such dispute shall be awarded any and all costs and expenses incurred by the prevailing party in enforcing, defending or establishing its rights hereunder or thereunder, including, without limitation, court costs and attorneys and expert witness fees. In addition to the foregoing award of costs and fees, the prevailing party also shall be entitled to recover its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce any judgment. (h) No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Selected Dealer as being in association with or in partnership with the Master Fund, CCIF 2016 T or any additional Feeder Fund or one another, and instead, this Agreement only shall constitute the Dealer Manager as a broker authorized by the Master Fund to sell and to manage the sale by others of the Shares according to the terms set forth in each Feeder Fund’s Registration Statement and Prospectus or this Agreement, respectively. Nothing herein contained, except for Section 7 (Indemnification) and Section 8 (Contribution), shall render the Dealer Manager, the Master Fund, CCIF 2016 T or any additional Feeder Fund liable for the obligations of any of the Selected Dealers or one another. (i) Third Party Beneficiaries. Except for the persons and entities referred to in Section 7 (Indemnification) and Section 8 (Contribution), there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Section 7 and Section 8, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Section 7 and Section 8 shall be a third party beneficiary of this Agreement.

(j) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. (k) Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect. (l) Access to Information. The Master Fund may authorize a Feeder Fund’s transfer agent to provide information to the Dealer Manager and each Selected Dealer regarding recordholder information about the clients of such Selected Dealer who have invested with the Feeder Fund on an on-going basis for so long as such Selected Dealer has a relationship with such clients. The Dealer Manager shall require in the Selected Dealer Agreement that Selected Dealers not disclose any password for a restricted website or portion of website provided to such Selected Dealer in connection with the offering of a Feeder Fund’s Shares and not disclose to any person, other than an officer, director, employee or agent of such Selected Dealers, any material downloaded from such a restricted website or portion of a restricted website. (m) Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement. (n) Absence of Fiduciary Relationships. The parties acknowledge and agree that: (i) the Dealer Manager’s responsibility to the Master Fund, CCIF 2016 T and the additional Feeder Funds is solely contractual in nature; and (ii) the Dealer Manager does not owe the Master Fund, CCIF 2016 T, the additional Feeder Funds, any of their respective affiliates or any other person or entity any fiduciary (or other similar) duty as a result of this Agreement or any of the transactions contemplated hereby. If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement among you, the Master Fund, CCIF 2016 T and each additional Feeder Fund in accordance with its terms. [Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amended and Restated Dealer Manager Agreement as of the day and year set forth above. THE MASTER FUND: CAREY CREDIT INCOME FUND By: /s/ Paul S. Saint-Pierre Name: Paul S. Saint-Pierre Title: Chief Financial Officer THE INITIAL FEEDER FUND: CAREY CREDIT INCOME FUND 2016 T By: /s/ Paul S. Saint-Pierre Name: Paul S. Saint-Pierre Title: Chief Financial Officer Accepted as of the date first above written: THE DEALER MANAGER: CAREY FINANCIAL, LLC By: /s/ C. Jay Steigerwald III Name: C. Jay Steigerwald III Title: Co-President [Signature Page to Dealer Manager Agreement]

SCHEDULE A TO AMENDED AND RESTATED DEALER MANAGER AGREEMENT LIST OF ADDITIONAL FEEDER FUNDS SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED DEALER MANAGER AGREEMENT Notice is given by this Schedule A of the formation of a new feeder fund(s). Name of Feeder Fund Date Distribution of Feeder Fund Commenced a) Carey Credit Income Fund – I 7/31/2015 b) Carey Credit Income Fund 2017 T c)

SCHEDULE B TO AMENDED AND RESTATED DEALER MANAGER AGREEMENT Pursuant to Section 3(d)(v), this Schedule B sets forth the compensation arrangement between each additional Feeder Fund and the Dealer Manager, including a detailed description of selling commissions, Dealer Manager Fees, Distribution and Shareholder Servicing Fees, if any, and all other underwriting compensation within FINRA’s 10% underwriting compensation limitation, as set forth in the “The Offering/Plan of Distribution” section of that particular Feeder Fund’s Prospectus. Any Feeder Fund denominated as “CCIF T”: • Selling commissions in the amount of % of the selling price of each Share sold in its offering. • Dealer Manager Fee in the amount of up to % of the selling price of each Share sold in its offering. • Beginning the first calendar quarter after the close of CCIF T’s primary offering, a Distribution and Shareholder Servicing Fee at an annual rate of 0.90% of the net purchase price per share are to be paid to the Dealer Manager out of CCIF T’s assets on a quarterly basis, until the earlier of: (i) the date at which, in the aggregate, underwriting compensation from all sources, including the Distribution and Shareholder Servicing Fee and any organization and offering fee paid for underwriting and underwriting compensation paid by CCIF T and its affiliates, equals 10% of the gross proceeds from its primary offering (i.e. the gross proceeds of its primary offering excluding proceeds from sales pursuant to its DRIP), calculated as of the same date that it calculates the aggregate Distribution and Shareholder Servicing Fee; and (ii) the date at which a liquidity event occurs as described in its Prospectus.

EXHIBIT A FORM OF SELECTED DEALER AGREEMENT